EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated March 5, 1997 appearing on page F-2 of the Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1996.

PRICE WATERHOUSE LLP

Houston, Texas
October 13, 1997